NON-QUALIFIED STOCK OPTION AGREEMENT

     AGREEMENT made as of the 15th day of December, 1998 (the "Date of Grant") between Commodore Applied Technologies, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and Paul E. Hannesson, residing at 150 E. 58th Street, Suite 3400, New York, NY, 10155 (hereinafter referred to as the "Employee").


                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Company desires, in connection with the employment of the Employee and in accordance with its 1998 Stock Option Plan (the "Plan"), to provide the Employee with an opportunity to acquire Common Stock, $0.001 par value (hereinafter referred to as "Common Stock"), of the Company on favorable terms and thereby increase his proprietary interest in the continued progress and success of the business of the Company;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Company and the Employee hereby agree as follows:

     1. Confirmation of Grant of Option. Pursuant to a determination by the Board of Directors of the Company, the Company, subject to the terms of the Plan and this Agreement, hereby grants to the Employee as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, the right to purchase (hereinafter referred to as the "Option") an aggregate of 577,500 shares of Common Stock, subject to adjustment as provided in the Plan (such shares, as adjusted, hereinafter being referred to as the "Shares"). The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Purchase Price. The purchase price of shares of Common Stock covered by the Option will be $0.4375 per share, subject to adjustment as provided in the Plan.

     3. Exercise of Option. (a) In accordance with the provisions of Section 21 hereof, by his execution and delivery hereof, the Employee agrees to cancel all prior options to acquire shares of Common Stock ("Prior Options"). The Option shall be exercisable on the terms and conditions set forth and in accordance with the vesting schedule applicable to the Prior Options, as though the Option had been granted at the time of the grant of the Prior Options.

     (b) The Option may be exercised pursuant to the provisions of this Section 3, by notice and payment to the Company as provided in Sections 9 and 14 hereof.

     4. Term of Option. The term of the Option shall be a period of ten (10) years from the Date of Grant, subject to earlier termination or cancellation as provided in this Agreement. This Option, to the extent unexercised, shall expire on the day immediately prior to the tenth (10th) anniversary of the Date of Grant. The holder of the Option shall not have any rights to dividends or any other rights of a stockholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued to him (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company) provided that the date of issuance shall not be earlier than the date this Option is exercised and payment of the full purchase price of the shares of Common Stock (with respect to which this Option is exercised) is made to the Company.

     5. Non-transferability of Option. The Option shall not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execution, attachment or other process, except as may be provided in the Plan. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of the Plan, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option will cause the Option to terminate immediately upon the happening of any such event; provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Company or any Parent or Subsidiary may have under this Agreement or otherwise.

     6. Exercise Upon Cessation of Employment. (a) If the Employee at any time ceases to be an employee of the Company and of any Parent or Subsidiary (i) by reason of his discharge for Good Cause or (ii) due to his voluntary termination of employment without the written consent of the Committee, the Option shall, at the time of such termination of employment, terminate and the Employee shall forfeit all rights hereunder. If, however, the Employee for any other reason (other than Disability or death) ceases to be such an Employee, the Option may, subject to the provisions of Section 5 hereof, be exercised by the Employee to the same extent the Employee would have been entitled under Section 3 hereof to exercise the Option immediately prior to such cessation of employment, at any time within 30 days after such cessation of employment, at the end of which period the Option, to the extent not then exercised, shall terminate and the Employee shall forfeit all rights hereunder, even if the Employee subsequently returns to the employ of the Company or any Parent or Subsidiary. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.

     (b) The Option shall not be affected by any change of duties or position of the Employee as long as he continues to be a full-time employee of the Company or of any Parent or Subsidiary thereof. If the Employee is granted a temporary leave of absence, such leave of absence shall be deemed a continuation of his employment by the Company or of any Parent or Subsidiary thereof for the purposes of this Agreement, but only if and so long as the employing corporation consents thereto.

     7. Exercise Upon Death or Disability. (a) If the Employee dies while he is employed by the Company or by any Parent or Subsidiary, the Option may, subject to the provisions of Section 5 hereof, be exercised with respect to all or any part of the shares of Common Stock as to which the deceased Employee had not exercised the Option at the time of his death (regardless of whether the option was fully exercisable at such time) by the estate of the Employee (or by the person or persons who acquire the right to exercise the Option by written designation of the Employee) at any time within 90 days after the death of the Employee, at the end of which period the Option, to the extent not then exercised, shall terminate and the estate or other beneficiaries shall forfeit all rights hereunder. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.

     8. Registration. At the time of issuance, the shares of Common Stock subject hereto and issuable upon the exercise hereof may not be registered under the Securities Act of 1933, as amended, and, if required upon the request of counsel to the Company, the Employee will give a representation as to his investment intent with respect to such shares prior to their issuance as set forth in Section 8 hereof. The Company may register or qualify the shares covered by the Option for sale pursuant to the Securities Act of 1933, as amended, at any time prior to or after the exercise in whole or in part of the Option.

     9. Method of Exercise of Option. (a) Subject to the terms and conditions of this Agreement, the Option shall be exercisable by notice in the manner set forth in Exhibit A hereto (the "Notice") and provision for payment to the Company in accordance with the procedure prescribed herein. Each such Notice shall:

          (i) state the election to exercise the Option and the number of Shares with respect to which it is being exercised;

          (ii) contain a representation and agreement as to investment intent, if required by counsel to the Company with respect to such Shares, in a form satisfactory to counsel to the Company;

          (iii) be signed by the Employee or the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Employee, be accompanied by proof, satisfactory to counsel to the Company, of the right of such other person or persons to exercise the Option;

          (iv) include payment of the full purchase price for the shares of Common Stock to be purchased pursuant to such exercise of the Option; and

          (v) be received by the Company on or before the date of the expiration of this Option. In the event the date of expiration of this Option falls on a day which is not a regular business day at the Company's executive office in New York, New York then such written Notice must be received at such office on or before the last regular business day prior to such date of expiration.

     (b) Payment of the purchase price of any shares of Common Stock, in respect of which the Option shall be exercised, shall be made by the Employee or such person or persons at the place specified by the Company on the date the Notice is received by the Company (i) by delivering to the Company a certified or bank cashier's check payable to the order of the Company, (ii) if consented to by the Company in writing, by delivering to the Company properly endorsed certificates of shares of Common Stock (or certificates accompanied by an appropriate stock power) with signature guaranties by a bank or trust company, (iii) by having withheld from the total number of shares of Common Stock to be acquired upon the exercise of this Option a specified number of such shares of Common Stock, (iv) by any form of "cashless" exercise or (v) by any combination of the foregoing. For purposes of the immediately preceding sentence, an exercise effected by the tender of the Common Stock (or deemed to be effected by the tender of Common Stock) may be consummated only with Common Stock (i) held by the Employee for six (6) months or (ii) acquired by the Employee other than under the Plan (or a similar plan maintained by the Company).

     (c) The Option shall be deemed to have been exercised with respect to any particular shares of Common Stock if, and only if, the preceding provisions of this Section 9 and the provisions of Section 10 hereof shall have been complied with, in which event the Option shall be deemed to have been exercised on the date the Notice and related payment were received by the Company. Anything in this Agreement to the contrary notwithstanding, any Notice given pursuant to the provisions of this Section 9 shall be void and of no effect if all of the preceding provisions of this Section 9 and the provisions of Section 10 shall not have been complied with.

     (d) The certificate or certificates for shares of Common Stock as to which the Option shall be exercised will be registered in the name of the Employee (or in the name of the Employee's estate or other beneficiary if the Option is exercised after the Employee's death), or if the Option is exercised by the Employee and if the Employee so requests in the notice exercising the Option, will be registered in the name of the Employee and another person jointly, with right of survivorship and will be delivered as soon as practical after the date the Notice is received by the Company (accompanied by full payment of the exercise price), but only upon compliance with all of the provisions of this Agreement.

     (e) If the Employee fails to accept delivery of and pay for all or any part of the number of Shares specified in such Notice, his right to exercise the Option with respect to such undelivered Shares may be terminated in the sole discretion of the Committee. The Option may be exercised only with respect to full Shares.

     (f) The Company shall not be required to issue or deliver any certificate or certificates for shares of its Common Stock purchased upon the exercise of any part of the Option prior to the payment to the Company, upon its demand, of any amount requested by the

Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of this Option or the transfer of shares thereupon. Such payment shall be made by the Employee in cash or, with the written consent of the Company, by tendering to the Company shares of Common Stock equal in value to the amount of the required withholding. In the alternative, the Company may, at its option, satisfy such withholding requirements by withholding from the shares of Common Stock to be delivered to the Employee pursuant to an exercise of the Option a number of shares of Common Stock equal in value to the amount of the required withholding.

     10. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Company's counsel of all legal matters in connection therewith, including, but not limited to, compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any stock exchange or automated trading medium upon which the Common Stock may then be listed or traded.

     11. Resale of Common Stock. (a) If so requested by the Company, upon any sale or transfer of the Common Stock purchased upon exercise of the Option the Employee shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that either (i) the Common Stock to be sold or transferred has been registered under the Securities Act of 1933, as amended, and that there is in effect a current prospectus meeting the requirements of Section 10(a) of said Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Common Stock to be sold or transferred, or (ii) such Common Stock may then be sold without violating Section 5 of said Act.

     (b) The Common Stock issued upon exercise of the Option shall bear the following (or similar) legend if required by counsel for the Company:

                  THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

     12. Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Common Stock as will be sufficient to satisfy the requirements of this Agreement.

     13. Limitation of Action. The Employee and the Company each acknowledges that every right of action accruing to him or it, as the case may be, and arising out of or in connection with this Agreement against the Company or a Parent or Subsidiary, on the one hand, or against the Employee, on the other hand, shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

     14. Notices. Each notice relating to this Agreement shall be in writing and delivered in person, by recognized overnight carrier or by certified mail to the proper address. All notices to the Company or the Committee shall be addressed to them at 150 E. 58th Street, New York, NY 10155-1596, Attn: President. All notices to the Employee shall be addressed to the Employee or such other person or persons at the Employee's address above specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

     15. Benefits of Agreement. This Agreement shall inure to the benefit of the Company, the Employee and their respective heirs, executors, administrators, personal representatives, successors and assigns.

     16. Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

     17. Governing Law. This Agreement will be construed and governed in accordance with the laws of the State of Delaware.

     18.  Employment.  Nothing contained in this Agreement shall be construed as
(a) a contract of employment between the Employee and the Company or any Parent or Subsidiary, (b) as a right of the Employee to be continued in the employ of the Company or of any Parent or Subsidiary, or (c) as a limitation of the right of the Company or of any Parent or Subsidiary to discharge the Employee at any time, with or without cause (subject to any applicable employment agreement).

     19. Definitions. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

     20. Incorporation of Terms of Plan. This Agreement shall be interpreted under, and subject to, all of the terms and provisions of the Plan, which are incorporated herein by reference.

     21. Cancellation of Prior Option. By executing this Agreement the Employee hereby agrees that effective as of December 15, 1998, of all of his rights under the Option(s) granted to him pursuant to the Amended and Restated Commodore Applied Technologies, Inc.

1996 Stock Option Plan are hereby cancelled.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Date of Grant set forth above.

                                          Commodore Applied Technologies, Inc.


                                          By:      /s/ Paul E. Hannesson
                                                   --------------------------
                                          Name:    Paul E. Hannesson
                                          Title:   Chairman & C.E.O.


                                          Paul E. Hannesson

                                          ###-##-####
                                          -----------------------------------
                                          Social Security Number
ATTEST:

-------------------------

                                                                       EXHIBIT A

                    NON-QUALIFIED STOCK OPTION EXERCISE FORM

                                                              [DATE]

Commodore Applied Technologies, Inc.
150 E. 58th Street, Suite 3400
New York, NY 10155-1596
Attention:  President

Dear Sirs:

     Pursuant to the provisions of the Non-Qualified Stock Option Agreement dated [ ] (the "Agreement"), whereby you have granted to me a Non-Qualified Option (the "Option") to purchase up to [ ] shares of the Common Stock of [ ] (the "Company") subject to the terms of the Agreement, I hereby notify you that I elect to exercise my option to purchase [ ] of the shares of Common Stock covered by such Option at the $0.4375 per share price specified therein. In full payment of the price for the shares being purchased hereby, I am delivering to you herewith (i) certified or bank cashier's check payable to the order of the Company in the amount of $____________,(1) or (ii) a certificate or certificates for [ ] shares of Common Stock of the Company, and which have a fair market value as of the date hereof of $___________, [and a certified or bank cashier's check, payable to the order of the Company, in the amount of $________________].(2) Any such stock certificate or certificates are endorsed, or accompanied by an appropriate stock power, to the order of the Company, with my signature guaranteed by a bank or trust company or by a member firm of the New York Stock Exchange. I hereby acknowledge that I am purchasing these shares for investment purposes only and not for resale in violation of any federal or state securities laws.

                                              Very truly yours,



                                              ------------------------------
                                              [Address]
                                              (For   notices, reports,  dividend
                                              checks and other communications to
                                              stockholders.)


--------
(1) $_____________ of this amount is the purchase price of the shares, and the balance represents payment of withholding taxes as follows: Federal $_____________, State $_________ and Local $_______.

(2) $_____________ of this amount is at least equal to the current market value of one share of Common Stock of the Company, and the balance represents payment of withholding taxes as follows: Federal $________, State $_______ and Local $______.

OPTION NO. _______________


================================================================================




                      Commodore Applied Technologies, Inc.

                             1998 Stock Option Plan

                           NON-QUALIFIED STOCK OPTION

                                   Granted To




                                Paul E. Hannesson
                                    Optionee



577,500                                     $0.4375
-------------------------                   -------------------------
Number of Shares                            Price per Share


DATE GRANTED: December 15, 1998             EXPIRATION DATE: December 14, 2008


================================================================================